Exhibit 99.1
INTEGER HOLDINGS CORPORATION
2026 OMNIBUS INCENTIVE PLAN
Section 1. Purpose. The purpose of the Integer Holdings Corporation 2026 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of Integer Holdings Corporation (the “Company”), thereby furthering the best interests of the Company and its shareholders.
Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a)“2021 Plan” means the Integer Holdings Corporation 2021 Omnibus Incentive Plan, including any amendments thereto.
(b)“Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.
(c)“Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Cash-Based Award or Other Stock-Based Award granted under the Plan.
(d)“Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(e)“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(f)“Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such Person can be named or is named by a Participant, or if no Beneficiary designated by a Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at a Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(g)“Board” means the Board of Directors of the Company.
(h)“Cause” is as defined in the Participant’s Service Agreement (whether defined as “cause”, “for cause”, “just cause” or words of like import), if any, or in the Participant’s Award Agreement, or if not so defined, means the Participant’s: (i) intentional wrongdoing, gross negligence or willful misconduct in the performance of the Participant’s duties or otherwise in respect of the Company or its Affiliates, (ii) willful, deliberate or negligent conduct that is materially injurious to the Company or its Affiliates, whether such injury is economic or reputational; (iii) commission of, conviction of, plea of guilty to, or plea of nolo contendere to, (x) a felony or (y) any other criminal offense involving moral turpitude, fraud or dishonesty, (iv) commission of an act of fraud, embezzlement or misappropriation, in each case, against the Company or any Affiliate, (v) material breach of any policies of the Company or its Affiliates or (vi) material breach of any applicable Service Agreement.
(i)“Change in Control” means, unless otherwise defined in the Participant’s Service Agreement (whether defined as “change in control”, “change of control” or words of like import), if any, or in the Participant’s Award Agreement, the occurrence of any one or more of the following events:
(i)any Person, other than any employee plan established by the Company or any Subsidiary, the Company or any of its Affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities, or an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, is (or becomes, during any 12-month period) the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;

(ii) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in the proxy rules under Section 14(a) of the Exchange Act, including Regulation 14A promulgated under the Exchange Act, or any successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;
(iii)the consummation of a merger, amalgamation or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that immediately following such transaction the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) 50% or more of the total voting power and total fair market value of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power and total fair market value of the stock of such surviving entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of either the then-outstanding Shares or the combined voting power and total fair market value of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or
(iv)the sale or disposition by the Company of all or substantially all of the Company’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (B) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred with respect to a Participant to the extent that Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control.
Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, to the extent necessary to comply with Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.
(j)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(k)“Committee” means the Compensation and Organization Committee of the Board, unless another committee is designated by the Board. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.
(l)“Consultant” means any individual, including an advisor, who is providing services to the Company or any Subsidiary or who has accepted an offer of service or consultancy from the Company or any Subsidiary.
(m)“Director” means any member of the Board.

(n)“Disability” means, with respect to a Participant, unless otherwise provided in the Participant’s applicable Award Agreement or the Participant’s Service Agreement, if applicable, a disability that would qualify as such under the Company’s long-term disability plan. Notwithstanding anything in the Plan or any provision of any Award Agreement to the contrary, to the extent necessary to comply with Section 409A of the Code, a Participant will not be considered to have experienced a “Disability” unless it would constitute a “Disability” within the meaning of Section 409A(a)(2)(C) of the Code.
(o)“Effective Date” means the date on which the Plan is approved by the shareholders of the Company.
(p)“Employee” means any individual, including any officer, employed by the Company or any Subsidiary or any prospective employee or officer who has accepted an offer of employment from the Company or any Subsidiary, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(r)“Fair Market Value” means with respect to Shares, the closing price of a Share on the applicable date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(s)“Full-Value Award” means any RSU, Restricted Stock, Performance Award (to the extent settled in Shares) and Other Stock-Based Award.
(t)“Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.
(u)“Intrinsic Value” with respect to an Option or SAR Award means the excess, if any, of the price or implied price per Share in a Change in Control or other event over the exercise price of such Award multiplied by the number of Shares covered by such Award.
(v)“Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.
(w)“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(x)“Other Cash-Based Award” means an Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified performance conditions or otherwise as permitted under the Plan.
(y)“Other Stock-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.
(z)“Participant” means the recipient of an Award granted under the Plan.
(aa)“Performance Award” means an Award granted pursuant to Section 10.
(ab)“Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance conditions specified by the Committee with respect to such Award are to be measured.
(ac)“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(ad)“Personal Data” means (i) any data or information that relates to or is reasonably capable of being directly or indirectly associated with an identified or identifiable individual or household and (ii) any other data or information that is otherwise considered “personal data,” “personal information,” “personally identifiable information,” or any term of comparable intent, under applicable laws or regulations relating to the collection, use, transfer, deletion, protection or other processing of such data or information.
(ae)“Predecessor Plans” means, together, the Greatbatch, Inc. 2005 Stock Incentive Plan, the Greatbatch, Inc. 2009 Stock Incentive Plan, the Greatbatch, Inc. 2011 Stock Incentive Plan, the Greatbatch, Inc. 2016 Stock Incentive Plan, and the 2021 Plan, in each case as amended.
(af)“Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 8.
(ag)“RSU” means a contractual right granted pursuant to Section 9 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.
(ah)“SAR” means a right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of the Fair Market Value of one Share on the date of exercise or settlement over the exercise price of the right on the date of grant.
(ai)“Service Agreement” means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.
(aj)“Share” means a share of the Company’s common stock, $0.001 par value.
(ak)“Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of the Plan shall be determined by the Committee.
(al)“Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.
(am)“Termination of Service” means, in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Subsidiary, or, in the case of a Participant who is a Consultant or non-employee Director, the date the performance of services for the Company or any Subsidiary has ended; provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to a Subsidiary, from a Subsidiary to the Company, from one Subsidiary to another Subsidiary or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a Subsidiary as a Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service, or, in the case of a Participant who is a Consultant or non-employee Director, the cessation of status as a Consultant or non-employee Director but the continuation of the performance of services for the Company or a Subsidiary as an Employee shall not, unless the Committee determines otherwise, be deemed a cessation of service that would constitute a Termination of Service; provided, further, that, unless otherwise determined by the Committee, a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, a Subsidiary when such Subsidiary ceases to be a Subsidiary unless such Participant’s employment or service continues with the Company or another Subsidiary. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation from service” (as such term is defined under Section 409A of the Code).
Section 3. Eligibility.
(a)Any Employee, non-employee Director or Consultant shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer or receipt of an Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(b)Holders of equity compensation awards granted by a company that is acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.
Section 4. Administration.
(a)Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan.
(b)Delegation of Authority. To the extent permitted by applicable law, including under Section 152(b) and Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more employees of the Company some or all of its authority under the Plan, including the authority to grant all types of Awards (except that such delegation shall not apply to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law, including a requirement that any such delegation to one or more employees of the Company shall be effected by resolutions of the Board or the Committee that specify the number of Shares that may be granted, the period during which the delegation is effective and during which Shares may be issued, and the minimum consideration (if any) payable, in each case to the extent required by the Delaware General Corporation Law.
(c)Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to:
(i)designate Participants;
(ii)determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan;
(iii)determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;
(iv)determine the terms and conditions of any Award and prescribe the form of each Award Agreement, which need not be identical for each Participant;
(v)notwithstanding anything in the Plan to the contrary, accelerate the vesting, settlement or payment of an Award, accelerate the lapse of any restrictions on an Award, and/or accelerate the right to exercise an Award;
(vi)determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended;
(vii)determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(viii)amend terms or conditions of any outstanding Awards;
(ix)correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect;
(x)interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;
(xi)establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and

(xii)make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
Section 5. Shares Available for Awards.
(a)Subject to adjustment as provided in Section 5(c) and except for Substitute Awards and any Shares recovered pursuant to Section 5(b), the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate the sum of (i) 1,000,000 Shares, plus (ii) the total number of Shares reserved and available for issuance (but not otherwise granted) under the 2021 Plan as of the Effective Date, plus (iii) any Shares that are forfeited, cancelled, expired, terminated or otherwise lapsed or settled in cash, in whole or in part, without the delivery of Shares under the 2021 Plan as set forth in Section 19(b). Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.
(b)If any Award is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, cancelled, expired, terminated or lapsed or cash-settled Award shall again be available for grant under the Plan. Any Shares withheld in respect of taxes relating to any Full-Value Award shall also become available for issuance under the Plan. For the avoidance of doubt, the following Shares underlying any Award will not again become available for issuance under the Plan: (i) Shares withheld in payment of the exercise price of an Option or SAR (or the exercise price of an option or stock appreciation right granted under the 2021 Plan), (ii) Shares withheld to satisfy any tax withholding obligation with respect to an Option or SAR (or an option or stock appreciation right granted under the 2021 Plan), (iii) Shares repurchased by the Company with proceeds received from the exercise of an Option (or the exercise price of an option granted under the 2021 Plan), and (iv) Shares subject to a SAR (or a stock appreciation right granted under the 2021 Plan) that are not issued in connection with the share settlement of that SAR (or stock appreciation right granted under the 2021 Plan) upon its exercise.
(c)In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 20 and applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:
(i)the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and Section 5(f);
(ii)the number and type of Shares (or other securities) subject to outstanding Awards;
(iii)the grant, acquisition, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;
(iv)the terms and conditions of any outstanding Awards, including the performance conditions of any Performance Awards; and
(v)any other affected terms and conditions of the Plan or outstanding Awards;
provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(d)Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury shares, or Shares acquired by the Company.

(e)A Participant who is a non-employee Director may not receive compensation for any calendar year for services as a non-employee Director during such year in excess of $750,000 in the aggregate, including cash payments and Awards. Cash payments shall be counted for purposes of this aggregate limit in the calendar year for which they are reported as compensation in the Company’s director compensation disclosures pursuant to Item 402 of Regulation S-K under the Exchange Act, or a successor provision. Awards shall be counted for purposes of this aggregate limit in the calendar year in which they are granted, based on the grant date fair value of such Awards for financial reporting purposes (but excluding the impact of estimated forfeitures related to service-based vesting provisions). The independent members of the Board may make exceptions to this annual limit in extraordinary circumstances for individual Directors, provided that the Director receiving such additional compensation may not participate in the decision to award such compensation.
(f)Subject to adjustment as provided in Section 5(c)(i), any of the Shares provided for under Section 5(a)(i) may be designated as Incentive Stock Options.
Section 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b)The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option. The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.
(c)The Committee shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.
(d)To the extent an Option is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then, to the extent vested, the vested portion of such Option shall be deemed automatically exercised immediately before its expiration.
(e)No dividends, dividend equivalents or other distributions will be payable with respect to Options.
(f)The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code). Notwithstanding any designation as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s incentive stock options that become exercisable for the first time during any calendar year exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. For purposes of the foregoing, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date of the grant of such Option. No Incentive Stock Options may be granted more than ten years following the earlier of (i) the date of adoption or (ii) the most recent date of approval of the Plan by the shareholders of the Company. An employee who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall not be granted an Incentive Stock Option unless the Option exercise price is at least 110% of the Fair Market Value of a Share on the date of grant of such Option and the Option is not exercisable after the expiration of five years from the date of grant of such Option.
Section 7. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(b)The exercise price per Share under a SAR shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.
(c)The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR. The Committee shall determine the time or times at which a SAR becomes vested and may be exercised or settled in whole or in part.
(d)Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.
(e)To the extent a SAR is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then to the extent vested, the vested portion of such SAR shall be deemed automatically exercised immediately before its expiration.
(f)No dividends, dividend equivalents or other distributions will be payable with respect to SARs.
Section 8. Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)The Award Agreement shall specify the vesting schedule.
(b)Awards of Restricted Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c)Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a shareholder with respect to Awards of Restricted Stock, including the right to vote such Shares of Restricted Stock and the right to receive dividends; provided, that, for the avoidance of doubt, any such dividends shall be subject to the restrictions set forth in the applicable Award Agreement, and such restrictions shall not lapse unless and until such restrictions have lapsed for such underlying Award of Restricted Stock.
(d)The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends or other distributions credited on Awards of Restricted Stock prior to vesting be paid either in cash or in additional Shares and that such dividends or other distributions may be reinvested in additional Shares, which shall be subject to the same restrictions as the underlying Awards and shall not be paid unless and until the underlying Awards vest.
(e)Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f)The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, such Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.
Section 9. RSUs. The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).
(b)Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c)An RSU shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such RSU, such as the right to vote or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such RSU; provided, that, for the avoidance of doubt, any dividend equivalents issued with respect to any RSU shall be subject to the same vesting conditions set forth in the applicable Award Agreement, and such dividend equivalent shall not vest unless and until such vesting conditions for the underlying RSU have been satisfied.
(d)The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions credited on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and that such dividend equivalents or other distributions may be reinvested in additional Shares, which shall be subject to the same restrictions as such Awards and shall not be paid unless and until the underlying Awards vest.
(e)Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f)The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.
Section 10. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)Performance Awards may be denominated as a cash amount, number of Shares or units or a combination thereof and are Awards that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance conditions to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.
(b)Performance conditions may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance conditions unsuitable, the Committee may modify the performance conditions or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance conditions may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(c)Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.
(d)A Performance Award shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such Performance Award. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares subject to such Performance Award with respect to any dividends declared during the period that such Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Committee. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to the terms of such underlying Performance

Award, and no Shares, cash or other property distributed as a dividend or otherwise with respect to such Performance Award as to which the restrictions have not yet lapsed (and/or performance conditions have not been satisfied) shall be paid prior to such lapse or satisfaction, but instead such Shares, cash or other property shall be subject to the same restrictions and risk of forfeiture as such Performance Award and shall not be paid unless and until the underlying Performance Award vests.
(e)The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.
Section 11. Other Cash-Based Awards and Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Stock-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right. For the avoidance of doubt, no dividend equivalent rights shall be provided with respect to any Other Stock-Based Awards that are not earned or otherwise do not vest or settle pursuant to the terms of such underlying Other Stock-Based Award, and no Shares, cash or other property distributed as a dividend or otherwise with respect to such Other Stock-Based Award as to which the restrictions have not yet lapsed shall be paid prior to such lapse, but instead such Shares, cash or other property shall be subject to the same restrictions and risk of forfeiture as such Other Stock-Based Award and shall not be paid unless and until the underlying Other Stock-Based Award vests.
Section 12. Effect of Termination of Service or a Change in Control on Awards.
(a)Termination of Service. Unless otherwise provided for by the Committee in any applicable Award Agreement, or as it may determine in any individual case, upon a Participant’s Termination of Service, any unvested portion of an Award will be forfeited without any consideration to be paid to the Participant.
(b)Certain Determination. Subject to the last sentence of Section 2(mm), the Committee may determine, in its discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a Termination of Service.
(c)Change in Control. Unless otherwise provided for by the Committee in any applicable Award Agreement, or as it may determine in any individual case (which determination may be made at the time of the grant of an Award or at any time thereafter), in the event of a Change in Control, outstanding Awards shall be treated as provided in this Section 12(c). For purposes of this Section 12(c), a “Qualifying Termination” means a Participant’s involuntary Termination of Service (including, in the case of a Participant who is an Employee, upon a termination of the Participant’s employment by the Company or a Subsidiary (if the Company is the surviving entity) or by the successor or surviving entity or its parent or subsidiary (collectively, the “CIC Successor”) and, in the case of a Participant who is a non-employee Director or a Consultant, a termination of the Participant’s services by the Company or a Subsidiary (if the Company is the surviving entity) or by the CIC Successor) without Cause, and/or a Participant’s Termination of Service initiated by the Participant as a result of the relocation of the principal location at which the Participant performs employment or services for the Company or a Subsidiary (if the Company is the surviving entity) or the CIC Successor by more than 35 miles from the address of such location immediately prior to the effective date of the Change in Control, and/or a Participant’s Termination of Service due to the Participant’s death or Disability, in each case that occurs on or within the 12-month period following the date of the Change in Control.
(i)Awards Continued, Assumed, Substituted or Replaced. To the extent an outstanding Award is continued or assumed by the Company (if it is the surviving corporation) or by the CIC Successor, or is substituted or replaced by the CIC Successor with cash, securities, rights or other property to be paid or issued, as the case may be, by the CIC Successor, with substantially the same terms and value as such Award (including any applicable performance targets or conditions with respect thereto), such Award (as so continued, assumed, substituted or replaced, as applicable) shall remain outstanding and shall continue to vest, become exercisable, become earned and/or be settled in accordance with its terms, and there shall be no acceleration of vesting, exercisability, settlement or payment solely by reason of the Change in Control. Notwithstanding the foregoing, however, if a Participant experiences a Qualifying Termination with respect to such continued, assumed, substituted or replaced Award, then, effective as of the date of such Qualifying Termination: (A) any outstanding Award held by the Participant that, as of immediately prior to such Qualifying Termination, remained subject to vesting based solely on the Participant’s continued employment with or service to the Company or a Subsidiary (if the Company is the surviving corporation) or to the CIC Successor shall thereupon immediately become vested, exercisable and freely transferable, as the case may be, and (B) any outstanding Award held by the Participant that, as of immediately prior to such Qualifying Termination, remained subject to vesting based in whole or in part on the satisfaction of one or more performance conditions shall immediately become non-forfeitable with respect to any requirement regarding continued employment with or service to the Company or a Subsidiary (if the Company is the surviving corporation) or to the CIC Successor (and any such employment-based or service-based requirements shall be deemed satisfied as of the date of the Qualifying Termination), and the performance conditions applicable to such Award shall be deemed satisfied at the greater of (1) the target level of performance, or (2) the actual level of performance as of the date of the Qualifying Termination, and such Award shall thereupon immediately become vested, exercisable and freely transferable, as the case may be, and, if applicable, shall be settled or paid in accordance with the terms of the applicable Award Agreement, in each case subject to Section 409A of the Code;
(ii)Awards Not Continued, Assumed, Substituted or Replaced. To the extent an Award is not continued, assumed, substituted or replaced in the manner described in Section 12(c)(i), then immediately prior to the consummation of such Change in Control and contingent on the consummation thereof: (A) any outstanding Award held by the Participant that, as of immediately prior to such Change in Control, remained subject to vesting based solely on the Participant’s continued employment with or service to the Company or a Subsidiary shall thereupon immediately become vested, exercisable and freely transferable, as the case may be, and (B) any outstanding Award held by the Participant that, as of immediately prior to such Change in Control, remained subject to vesting based in whole or in part on the satisfaction of one or more performance conditions shall immediately become non-forfeitable with respect to any requirement regarding continued employment with or service to the Company or a Subsidiary (and any such employment-based or service-based requirements shall be deemed satisfied), and the performance conditions applicable to such Award shall be deemed satisfied at the greater of (1) the target level of performance, or (2) the actual level of performance as of the date of the Change in Control, in each case as determined by the Committee, and such Award shall thereupon immediately become vested, exercisable and freely transferable, as the case may be, and, if applicable, shall be settled or paid upon or as soon as practicable following the Change in Control, in each case subject to Section 409A of the Code;
(iii)Intrinsic Value. Notwithstanding the foregoing provisions of Section 12(c)(i) and 12(c)(ii), if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor).
Section 13. General Provisions Applicable to Awards.
(a)Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.
(b)Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c)Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d)Except as may be permitted by the Committee or as specifically provided in an Award Agreement,  no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant other than by will, pursuant to the laws of descent and distribution, by order of any court of competent jurisdiction, including, without limitation, with respect to any domestic relations order or divorce decree, or pursuant to Section 13(e) and, during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 13(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof. Notwithstanding anything in the Plan to the contrary, each Incentive Stock Option granted hereunder shall not be transferable by a Participant other than by will or the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant.
(e)A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.
(f)All certificates, if any, for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g)The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Committee’s satisfaction, (ii) as determined by the Committee, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
(h)The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion, which such restrictions may be set forth in any applicable Award Agreement or otherwise.
Section 14. Amendments and Terminations.
(a)Amendment or Termination of the Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or, subject to Section 5(c) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary or desirable to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b)Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.
(c)Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted (including by substituting another Award of the same or a different type), prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan or Award to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d)No Repricing. Except as provided in Section 5(c), the Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted “underwater” Option, SAR or similar Award by: (i) amending or modifying the terms of the Option, SAR or similar Award to lower the exercise price; (ii) cancelling the underwater Option, SAR or similar Award and granting either (A) replacement Options, SARs or similar Awards having a lower exercise price or (B) Restricted Shares, RSUs, Performance Awards or Other Stock-Based Awards in exchange; or (iii) cancelling or repurchasing the underwater Options, SARs or similar Awards for cash or other securities. An Option, SAR or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.
Section 15. Miscellaneous.
(a)No Employee, Consultant, non-employee Director, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b)The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or any applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(c)No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
(d)Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.
(e)Whenever a taxable or tax withholding event occurs with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, foreign, state or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan will be conditioned on such payment or arrangements. The Company (or its Affiliate) shall have the right and is hereby authorized to withhold or deduct from any Shares or other property deliverable under any Award, or, subject to Section 409A of the Code, from any compensation or other amounts owing to a Participant, the amount (in cash, Shares or other property) of any such taxes, and to take such other action as may be necessary in the opinion of the Company (or its Affiliate) to satisfy all obligations for the payment of such withholding and taxes. Unless otherwise determined by the Committee, the tax withholding method to be used for all Awards under the Plan shall be “share withholding,” which means the withholding of Shares subject to the Award based on the fair market value of those Shares (but not in excess of the amount determined based on the maximum statutory tax rate in the applicable jurisdiction).
(f)If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
(g)Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h)No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(i)Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
(j)Subject to limitations under applicable law, the Committee is authorized in its discretion to issue Awards and/or to deliver and accept notices, elections, consents, designations and/or other forms or communications to or from Participants by electronic or similar means, including, without limitation, transmissions through email or specialized software, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan.
(k)A Participant’s Awards under the Plan (whether vested or unvested) shall be subject to the Company’s current or future stock ownership guidelines, insider trading policy, and hedging and pledging policies, as such guidelines and policies may be in effect from time to time and to the extent they are applicable to the Participant.
Section 16. Effective Date of the Plan. The Plan was adopted by the Board on February 26, 2026 and shall be effective as of the Effective Date.
Section 17. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the 10-year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
Section 18. Cancellation or “Clawback” of Awards.
(a)The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
(b)The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, including without limitation the Integer Holdings Corporation Recoupment Policy, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.
Section 19. Predecessor Plans.
(a)Following approval of the Plan by the shareholders of the Company on the Effective Date, no additional awards may be granted under the 2021 Plan; provided that the Committee may continue to grant awards under the 2021 Plan until the Plan is approved by the shareholders of the Company on the Effective Date. No Awards shall be made under the Plan prior to the Effective Date, and all Awards granted on or after the Effective Date shall be subject to the terms of this Plan.
(b)Any Shares remaining available for future issuance under the 2021 Plan as of the Effective Date shall not be available under the 2021 Plan as of the Effective Date and shall instead be available for issuance under this Plan as set forth in Section 5(a). To the extent any award granted under the 2021 Plan and outstanding as of the Effective Date (and any Shares related to such award) is forfeited, is cancelled, expires, terminates or otherwise lapses, or is settled in cash, in whole or in part, without the delivery of Shares under the 2021 Plan, such Shares will not be available again for issuance under the 2021 Plan, and such Shares will instead be available for issuance under this Plan as set forth in Section 5(a).
(c)From and after the Effective Date, all outstanding awards granted under the Predecessor Plans shall remain subject to the terms and conditions of the Predecessor Plans and of any applicable award agreement thereunder.
Section 20. Section 409A of the Code.  Awards granted under this Plan are intended to be exempt from or comply with Section 409A of the Code, and, for any Award that is “deferred compensation” subject to Section 409A of the Code, the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict, to the extent permitted under Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, if a Participant is a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is the first business day after the date that is six months after such “separation from service” (or if earlier, death). If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. For any Award that is “deferred compensation” subject to Section 409A of the Code, the Committee may elect to liquidate such Award at any time in a manner intended to comply with Section 1.409A-3(j)(4)(ix) of the Treasury Regulations or any successor provision. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
Section 21. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).
Section 22. Data Protection. In connection with the Plan, the Company may need to process Personal Data provided by the Participant to the Company or its Affiliates, third party service providers or others acting on the Company’s behalf. Examples of such Personal Data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Company may process such Personal Data in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to:
(a)administering and maintaining Participant records;
(b)providing the services described in the Plan;
(c)providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Participant works; and
(d)responding to public authorities, court orders and legal investigations, as applicable.
The Company may share the Participant’s Personal Data with (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan, (vi) third party service providers acting on the Company’s behalf to provide the services described above or (vii) regulators and others, as required by law.

If necessary, the Company may transfer the Participant’s Personal Data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s Personal Data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for under applicable law. Further information on those safeguards or derogations can be obtained through, and other questions regarding this Section 22 may be directed to, the contact set forth in the Employee Privacy Notice (the “Employee Privacy Notice”) that previously has been provided by the Company or its applicable Affiliate to the Participant. The terms set forth in this Section 22 are supplementary to the terms set forth in the Employee Privacy Notice (which, among other things, further describes the rights of the Participant with respect to the Participant’s Personal Data); provided that, in the event of any conflict between the terms of this Section 22 and the terms of the Employee Privacy Notice, the terms of this Section 22 shall govern and control in relation to the Plan and any Personal Data of the Participant to the extent collected in connection therewith.
The Company will keep Personal Data collected in connection with the Plan for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.
Section 23. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.